QEP RESOURCES, INC.
2010 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of _______________________ (the “Effective Date”), between QEP Resources, Inc., a Delaware corporation (the “Company”), and ________________ (“Grantee”).

1.    Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan, as may be amended from time to time (the “Plan”), for good and valuable consideration, on the Effective Date, the Company hereby issues to Grantee ________ shares of the Company’s Common Stock, $.01 par value, subject to certain restrictions thereon (the “Restricted Stock”).

2.    Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 5, below, until Grantee becomes vested in the Restricted Stock. Upon vesting, the restrictions in this Section 2 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and Grantee may transfer shares of Restricted Stock in accordance with the Securities Act of 1933 and other applicable securities laws.

3.    Enforcement of Restrictions. To enforce the restrictions set forth in Section 2, shares of Restricted Stock will be held in electronic form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Section 2 have lapsed with respect to such shares, or such shares are forfeited, whichever is earlier.

4.    Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement, the Restricted Stock shall vest on March 5 of the year following the date of grant.

If the Vesting Date falls on a day when the New York Stock Exchange (NYSE) is closed, the Vesting Date will occur on the next day that the NYSE is open. In the event that the Vesting Date falls on a day when trading in the Common Stock has been suspended, the Vesting Date will occur on the next full day after trading resumes.

5.    Termination of Service; Forfeiture of Restricted Stock.

(a)    Death, Disability, Retirement or Failure to be Renominated. If Grantee ceases to be a member of the Board on account of death, Disability, mandatory retirement at age 75, or failure to be renominated for any reason (including at Grantee’s or the Company’s request) other than failure to adequately perform his or her duties as a member of the Board, the Restricted Stock, to the extent not yet vested, shall vest in full and the restrictions set forth in Section 2 shall lapse in their entirety.

(b)    Termination in Connection with a Change in Control. If, in connection with a Change in Control of the Company, Grantee’s directorship with the Company terminates for any reason, the Restricted Stock, to the extent not yet vested, shall vest in full and the restrictions set forth in Section 2 shall lapse in their entirety.

(c)    Other Terminations. Except as provided in Section 5(a) and Section 5(b) above, if Grantee’s directorship with the Company terminates for any reason, Grantee shall forfeit all shares of Restricted Stock that are not yet vested at the time of such termination.

(d)    Manner of Forfeiture. Any shares of Restricted Stock forfeited by Grantee pursuant to this Section 5 shall promptly be transferred to the Company without the payment of any consideration therefor, and Grantee, or Grantee’s attorney-in-fact, shall execute all documents and take all actions as shall be necessary or desirable to promptly effectuate such transfer. On and after the time at which any shares are required to be transferred to the Company, the Company shall not pay any dividend to Grantee on account of such shares or permit Grantee to exercise any of the privileges or rights of a stockholder with respect to the shares but shall, in so far as permitted by law, treat the Company as owner of the shares.

6.    Effect of Prohibited Transfer. If any transfer of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such shares from the owner thereof or his or her transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

7.    Rights of a Stockholder. Subject to the restrictions imposed by Section 2 and the terms of any other relevant sections hereof, Grantee shall have all of the voting, dividend, liquidation and other rights of a stockholder with respect to the Restricted Stock.

8.    Adjustments to Restricted Stock.

(a)    Adjustment by Merger, Stock Split, Stock Dividend, Etc. If the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Restricted Stock, the number and kind of shares of stock or other securities into which each outstanding share of Restricted Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.
(b)    Other Distributions and Changes in the Stock. In the event there shall be any other change affecting the number or kind of the outstanding shares of the Common Stock, or any stock or other securities into which the stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in the shares of Restricted Stock, an adjustment shall be made in accordance with such determination.
(c)    General Adjustment Rules. All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Fractional shares resulting from any adjustment to the Restricted Stock pursuant to this Section 8 may be settled as the Committee shall determine. Notice of any adjustment shall be given to Grantee.

(d)    Reservation of Rights. The issuance of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

9.    Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless Grantee makes a Section 83(b) election as described below, Grantee shall recognize ordinary income at the time or times the shares of Restricted Stock are released from the restrictions in Section 2, in an amount equal to the Fair Market Value of the shares on such date(s) less the amount paid, if any, for such shares.

10.    Section 83(b) Election. Grantee hereby acknowledges that he or she has been informed that he or she may file with the Internal Revenue Service, within thirty (30) days of the Effective Date, an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed as of the Effective Date on the amount by which the Fair Market Value of the Restricted Stock as of such date exceeds the price paid for such shares, if any.

IF GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. GRANTEE UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Grantee, to his or her address now on file with the Company, or to such other address as either may designate in writing. Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

12.    Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Grantee, and as approved by the Committee. Notwithstanding any provision in this Agreement to the contrary, including Section 13, an amendment to the Plan that would materially and adversely affect Grantee’s rights with respect to the award of Restricted Stock granted hereunder will not be effective with respect to such award.

13.    Relationship to Plan. This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. Capitalized terms used in this Agreement but not defined herein shall have the meaning given such terms in the Plan.

14.    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.    Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

16.    Entire Agreement; Binding Effect. Once accepted, this Agreement, the terms and conditions of the Plan, and the award of Restricted Stock set forth herein, constitute the entire agreement between Grantee and the Company governing such award of Restricted Stock, and shall be binding upon and inure to the benefit of the Company and to Grantee and to the Company’s and Grantee’s respective heirs, executors, administrators, legal representatives, successors and assigns.

17.    No Rights to Continued Service as a Director. Nothing contained in this Agreement shall be construed as giving Grantee any right to be retained as a member of the Board and this Agreement is limited solely to governing the rights and obligations of Grantee with respect to the Restricted Stock.

18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRANTEE                 QEP RESOURCES, INC.

by Richard Doleshek, EVP and CFO